Exhibit 99.1

Rackspace Hosting Reports Second Quarter 2008 Results

•	Delivered strong revenue growth during the quarter, an increase of 9.4% quarter-over-quarter and 55.7% year-over-year

•	Rackspace served more than 33,600 customers and managed more than 42,400 servers, an increase of 6.1% and 6.7% quarter-over-quarter

•	Continued international expansion, opening U.K. data center in June and Hong Kong data center in September

SAN ANTONIO – September 10, 2008 – Rackspace® Hosting, Inc. (NYSE: RAX), the world’s leading hosting services provider, today reported quarterly results for the quarter ended June 30, 2008. Summary results were provided in the company’s S-1 filed on August 5, 2008 for its subsequent Initial Public Offering.

Rackspace Hosting continued to deliver on its growth strategy in the second quarter of 2008. Net revenues for the second quarter ended June 30, 2008 were $130.8 million, up 9.4% from the first quarter of 2008 and up 55.7% from the quarter ended June 30, 2007. Net revenues for the first six months of 2008 were $250.4 million, an increase of 57.3% relative to net revenues for the first six months of 2007. The installed base continued to provide a significant portion of growth during the second quarter 2008, growing at an average rate of 1.0% per month. Relative to the quarter ended March 31, 2008, customer count increased by 6.1% to more than 33,600 customers (including more than 13,800 mail customers) and server count increased by 6.7% to more than 42,400.

“We delivered strong growth despite a challenging macroeconomic environment, which demonstrates the strength of Rackspace’s Fanatical Support® and its ability to win and keep customers in a tough climate,” said Lanham Napier, president and chief executive officer, Rackspace Hosting. “We are seeing significant global growth, and we will continue to make disciplined, long-term investments in order to capitalize on the demand for hosting.”

Adjusted EBITDA(1) was $33.8 million for the second quarter, a 5.9% increase compared to the previous quarter and a 56.5% increase compared to the same quarter last year. Net income was $4.2 million for the second quarter, a 23.2% decline compared to the previous quarter and a 13.1% decline compared to the same quarter last year. The reduction in net income was due mainly to current infrastructure projects and the associated increases in depreciation and amortization and interest expenses.

Cash flow from operating activities was $32.8 million for the second quarter of 2008. Capital expenditures were $66.3 million, including $27.3 million for purchases of customer gear, $18.5 million for data center buildouts, $12.8 million for office buildouts, and $7.7 million for capitalized software and other expenditures. Of the $66.3 million in capital expenditures, $26.0 million were vendor financed equipment purchases.

The company is reducing its anticipated capital expenditures estimate for 2008 from $335 million to $310 million. $10 million of the reduction is for office space that has been deferred to 2009. The remaining $15 million is in Other Capital that was originally budgeted for unspecified price increases that the company no longer anticipates to occur. This new estimate also includes the capital to build out Hong Kong. Of the $20 million investment referred to in our September 8th press release, $10 million is scheduled to be spent this year, most of which is capital.

At the end of the second quarter, cash and cash equivalents were $35.1 million. Debt obligations totaled $183.6 million. Of those, $109.9 million were related to current and non-current debt, and $73.7 million were related to obligations under capital and finance method leases.

On a worldwide basis, Rackspace employed 2,422 Rackers as of June 30, 2008, up from 2,254 Rackers as of March 31, 2008, and 1,663 Rackers as of June 30, 2007.

Significant Developments During the Second Quarter of 2008

•

Named Best Place to Work in IT: IDG’s Computerworld magazine named Rackspace as one of the best places to work in the information technology field. This is solid recognition of the company’s culture, and Rackspace’s ability to retain and hire a skilled workforce that continually goes above and beyond to develop solutions for its customers.

•

Slough, U.K. Data Center Opened: June 9 marked the opening of a new data center in Slough, U.K. This unique facility with approximately 50,000 square feet is powered by renewable resources and is consistent with Rackspace’s goal to minimize energy requirements and the burning of fossil fuel. This opening marks Rackspace’s first solely managed data center in Europe, which will serve as the foundation of the company’s expansion in the region. In the initial phase, 18,713 square feet of technical space were deployed.

Significant Recent Developments (after June 30, 2008)

•

Initial Public Offering: On August 8, Rackspace Hosting began trading its shares on the New York Stock Exchange under the symbol RAX. Through this offering, the company received net proceeds of $144.9 million, which will be primarily used to fund the company’s growth initiatives.

•

Launch of Hong Kong Operations: On September 8, Rackspace opened its Asian headquarters and data center in Hong Kong to meet global demand. This expansion into Asia marks the company’s continued investment in superior customer service and exhibits its confidence in the business opportunity that Asia represents.

“We have marked a major milestone in Rackspace’s history,” said Bruce Knooihuizen, senior vice president and chief financial officer, Rackspace Hosting. “Completing the initial public offering provides us with the financial flexibility to pursue our growth plans. The proceeds of this offering, together with the committed debt capital available to us, allow for the necessary infrastructure investments to support our growth and the development of new products, geographies and markets. While the U.S. remains the most important market for the company for the foreseeable future, we are excited about the company’s prospects in EMEA and Asia, which are attractive markets for us. Our returns in the core managed hosting services remain strong, and we continue to invest in this area as well as in our newer technologies such as email and cloud hosting services.”

Conference Call and Webcast

Management will host a conference call to discuss its second quarter 2008 financial results today at 4:30 p.m. ET. To access the conference call, please dial 877-856-1969 and reference passcode 9143062. A live webcast of the conference call also will be available on Rackspace’s website, located at www.rackspace.com. A replay of the call will be available through midnight, September 24, 2008 by calling 888-203-1112 in the United States or for calls from outside the United States, 719-457-0820. The replay passcode is 9143062.

About Rackspace Hosting

As the world’s leader and specialist in hosting, Rackspace® Hosting is changing the way businesses worldwide buy IT. Rackspace delivers computing-as-a-service, integrating the industry’s best technologies into a flexible service offering, making computing more reliable and affordable. A trusted partner to companies of all sizes, Rackspace enables IT departments to be more effective. Rackspace is distinguished by its award-winning Fanatical Support®, furthering the company’s mission to be one of the world’s greatest service companies. Rackspace is recognized as one of FORTUNE’S® “100 Best Companies to Work For”, ranking number 32 on the 2008 list. Rackspace’s portfolio of hosted IT services includes managed hosting (www.rackspace.com), email hosting (www.mailtrust.com) and cloud hosting (www.mosso.com). For more information on Rackspace Hosting please visit www.rackspace.com or call 800-961-2888.

Forward Looking Statements

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans including international expansion plans, the performance or market share relating to products and services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and assumptions include the effectiveness of managing company growth, infrastructure failures, changes in the economy, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace’s amended registration statement on Form S-1, filed with the SEC on August 5, 2008. Additional information will also be set forth in Rackspace’s report on Form 10-Q for the quarter ended June 30, 2008, which will be filed with the SEC in September 2008. These forward-looking statements speak as of the date of this press release. Except as required by law, Rackspace assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Consolidated Statements of Income

	Three months ended			Six Months Ended
(In thousands, except per share data)	June 30, 2007	March 31, 2008	June 30, 2008	June 30, 2007	June 30, 2008
	(Unaudited)			(Unaudited)
Net revenues	$84,012	$119,613	$130,829	$159,237	$250,442

Costs and expenses:
Cost of revenues	26,148	39,223	42,842	49,741	82,065
Sales and marketing	12,609	17,568	19,846	24,270	37,414
General and administrative	24,279	33,633	38,108	45,225	71,741
Depreciation and amortization	13,133	19,051	21,637	24,968	40,688

Total costs and expenses	76,169	109,475	122,433	144,204	231,908

Income from operations	7,843	10,138	8,396	15,033	18,534

Other income (expense):
Interest expense	(663)	(1,330)	(1,834)	(1,188)	(3,164)
Interest and other income	127	247	173	227	420

Total other income (expense)	(536)	(1,083)	(1,661)	(961)	(2,744)

Income before income taxes	7,307	9,055	6,735	14,072	15,790
Income taxes	2,495	3,613	2,553	5,088	6,166

Net Income	$4,812	$5,442	$4,182	$8,984	$9,624

Net income per share
Basic	$0.05	$0.05	$0.04	$0.09	$0.09

Diluted	$0.05	$0.05	$0.04	$0.08	$0.09

Weighted average number of shares outstanding
Basic	100,959	102,574	103,227	100,926	102,901

Diluted	106,217	109,085	110,508	106,007	109,810

Consolidated Balance Sheets

(In thousands, except share and per share data)	December 31, 2007	June 30, 2008
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,937	$35,094
Accounts receivable, net of allowance for doubtful accounts and customer credits of $2,841 as of December 31, 2007, and $2,453 as of June 30, 2008	25,449	25,902
Prepaid expenses and other current assets	7,757	11,418

Total current assets	58,143	72,414

Property and equipment, net	227,055	315,526
Goodwill	3,574	3,518
Intangible assets, net	5,812	9,760
Other non-current assets	7,229	7,092

Total assets	$301,813	$408,310

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$67,087	$77,933
Current portion of deferred revenue	13,540	15,516
Current portion of obligations under capital and finance method leases	25,198	32,983
Current portion of debt	2,902	4,989

Total current liabilities	108,727	131,421

Non-current deferred revenue	4,402	4,582
Non-current obligations under capital and finance method leases	23,312	40,629
Non-current debt	60,039	104,952
Other non-current liabilities	8,460	9,309

Total liabilities	204,940	290,893

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity:
Series A Convertible Preferred stock, $0.001 par value per share (aggregate involuntary liquidation preference: $13,412) 50,000,000 shares authorized as of December 31, 2007, and June 30, 2008; 1,214,837, issued and outstanding shares	1	1
Common stock, $0.001 par value per share: 300,000,000 shares authorized; 101,211,223 shares issued and 101,128,518 shares outstanding as of December 31,2007, 102,251,652 shares issued and 102,168,947 shares outstanding as of June 30, 2008	101	102
Treasury stock, at cost: 82,705 common shares held	(126)	(126)
Additional paid-in capital	40,082	51,152
Accumulated other comprehensive income	513	362
Retained earnings	56,302	65,926

Total stockholders’ equity	96,873	117,417

Total liabilities and stockholders’ equity	$301,813	$408,310

Consolidated Statements of Cash Flows

(In thousands)	Three Months Ended			Six Months Ended
	June 30, 2007	March 31, 2008	June 30, 2008	June 30, 2007	June 30, 2008
	(Unaudited)			(Unaudited)
Cash Flows From Operating Activities

Net income	$4,812	$5,442	$4,182	$8,984	$9,624
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13,133	19,051	21,637	24,968	40,688
Loss on disposal and impairment of equipment, net	676	1,327	650	1,041	1,977
Provision for bad debts and customer credits	566	398	812	1,471	1,210
Deferred income taxes	(597)	1,157	1,367	(1,467)	2,524
Share-based compensation expense	645	2,752	3,804	1,236	6,556
Other noncash compensation expense	—	31	109	156	140
Excess tax benefits from share-based compensation arrangements	(96)	(708)	(1,913)	(150)	(2,621)
Changes in certain assets and liabilities
Accounts receivables	(2,974)	380	(2,020)	(4,982)	(1,640)
Prepaid expenses and other current assets	(52)	(1,208)	(1,381)	(922)	(2,589)
Accounts payable and accrued expenses	14,721	6,268	4,809	25,079	11,077
Deferred revenues	1,598	1,484	673	2,523	2,157
Other non-current assets	59	9	93	98	102
Other non-current liabilities	(1,729)	(225)	24	(1,482)	(201)

Net cash provided by operating activities	30,762	36,158	32,846	56,553	69,004

Cash Flows From Investing Activities
Purchases of property and equipment, net	(27,058)	(47,248)	(40,273)	(50,409)	(87,521)

Net cash used in investing activities	(27,058)	(47,248)	(40,273)	(50,409)	(87,521)

Cash Flows From Financing Activities
Principal payments of capital and finance method leases	(3,469)	(7,549)	(6,595)	(5,735)	(14,144)
Principal payments of notes payable	(225)	(1,152)	(1,777)	(439)	(2,929)
Borrowings on line of credit	9,146	20,000	20,000	14,146	40,000
Payments for debt issuance costs	(45)	(158)	—	(277)	(158)
Proceeds from sale leaseback transactions	—	761	782	—	1,543
Proceeds from issuance of common stock, net	—	548	—	—	548
Proceeds from exercise of stock options	61	503	702	76	1,205
Excess tax benefits from share-based compensation arrangements	96	708	1,913	150	2,621

Net cash provided by financing activities	5,564	13,661	15,025	7,921	28,686

Effect of exchange rate changes on cash	(76)	(11)	(1)	(48)	(12)

Increase in cash and cash equivalents	9,192	2,560	7,597	14,017	10,157

Cash and equivalents, beginning of period	8,374	24,937	27,497	8,374	24,937

Cash and cash equivalents, end of period	$17,566	$27,497	$35,094	$22,391	$35,094

Supplemental cash flow information:
Acquisition of property and equipment by capital and finance method leases	$9,410	$18,512	$19,191	$15,632	$37,703
Acquisition of property and equipment by notes payable	742	3,107	6,823	742	9,930

Vendor financed equipment purchases	$10,152	$21,619	$26,014	$16,374	$47,633
Cash payments for interest, net of amount capitalized	$446	$1,690	$1,586	$800	$3,276
Cash payments for income taxes	4,312	—	3,540	5,147	3,540

Key Metrics

	Three Months Ended			Six Months Ended
	June 30, 2007	March 31, 2008	June 30, 2008	June 30, 2007	June 30, 2008
	(Unaudited)			(Unaudited)
Growth
Number of employees (Rackers) at period end	1,663	2,254	2,422	1,663	2,422
Number of customers at period end *	14,694	31,662	33,607	14,694	33,607
Number of servers deployed at period end	31,140	39,755	42,424	31,140	42,424
Net upgrades (monthly average)	2.6%	2.1%	2.1%	2.6%	2.1%
Churn (monthly average)	-0.8%	-1.2%	-1.1%	-1.1%	-1.2%

Growth in Installed Base (monthly average)	1.8%	0.9%	1.0%	1.5%	0.9%
Net revenues (in thousands)	$84,012	$119,613	$130,829	$159,237	$250,442
Revenue growth (year over year)	61.5%	59.0%	55.7%	62.9%	57.3%

Profitability
Income from Operations (in thousands)	$7,843	$10,138	$8,396	$15,033	$18,534
Depreciation and amortization (in thousands)	$13,133	$19,051	$21,637	$24,968	$40,688
Share-based compensation expense (in thousands)
Cost of revenues	21	365	603	55	968
Sales & marketing	98	401	533	170	934
General & administrative	526	1,986	2,668	1,011	4,654

Total share-based compensation expense	645	2,752	3,804	1,236	6,556

Adjusted EBITDA (in thousands) (1)	$21,621	$31,941	$33,837	$41,237	$65,778

Adjusted EBITDA margin	25.7%	26.7%	25.9%	25.9%	26.3%

Operating income margin	9.3%	8.5%	6.4%	9.4%	7.4%

Income from Operations (in thousands)	$7,843	$10,138	$8,396	$15,033	$18,534
Effective Tax Rate	34.1%	39.9%	37.9%	36.2%	39.1%

Net Operating Profit After Tax (NOPAT, in thousands) (1)	$5,169	$6,093	$5,214	$9,591	$11,287
NOPAT margin	6.2%	5.1%	4.0%	6.0%	4.5%

Capital efficiency and returns
Interest bearing debt (in thousands)	$43,670	$145,130	$183,553	$43,670	$183,553
Shareholders’ equity (in thousands)	$81,299	$105,770	$117,417	$81,299	$117,417

Capital (in thousands)	$124,969	$250,900	$300,970	$124,969	$300,970
Average capital base (in thousands)	$114,302	$229,612	$275,935	$106,139	$253,399
Capital turnover (annualized)	2.94	2.08	1.90	3.00	1.98

Return on Capital (annualized) (1)	18.1%	10.6%	7.6%	18.1%	8.9%

Capital expenditures (in thousands)
Cash flows used in investing activities	$27,058	$47,248	$40,273	$50,409	$87,521
Vendor financed equipment purchases	$10,152	$21,619	$26,014	$16,374	$47,633

Total capital expenditures	$37,210	$68,867	$66,287	$66,783	$135,154

Customer gear	$23,668	$27,558	$27,347	$49,037	$54,906
Data center build outs	$4,320	$25,392	$18,509	$5,122	$43,901
Office build outs	$1,052	$8,832	$12,815	$1,221	$21,647
Capitalized software and other	$8,170	$7,085	$7,616	$11,403	$14,700

Total capital expenditures	$37,210	$68,867	$66,287	$66,783	$135,154

Infrastructure capacity and utilization
Technical square feet of data center space at period end	91,905	114,749	133,462 **	91,905	133,462 **
Annualized net revenue per average square foot	$3,656	$4,170	$4,217	$3,465	$4,140
Utilization rate at period end	68.8%	67.3%	59.1%	68.8%	59.1%

*	Includes 123 and 13,893 mail customers as of June 30, 2007 and 2008, and 13,376 customers as of March 31, 2008, respectively
**	Includes 18,713 square feet added in June 2008
(1)	See discussion and reconciliations of Non-GAAP financial measures to the most comparable GAAP measure included within the document

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net Income, less Total Other Income (Expense), plus Income Taxes, Depreciation and Amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA reconciliation in our key metrics table below.

	Three Months Ended			Six Months Ended June 30,
(In thousands)	June 30, 2007	March 31, 2008	June 30, 2008	2007	2008
	(Unaudited)			(Unaudited)
Net income	$4,812	$5,442	$4,182	$8,984	$9,624
Less: Total other income (expense)	$536	$1,083	$1,661	$961	$2,744
Plus: Income taxes	$2,495	$3,613	$2,553	$5,088	$6,166
Plus: Depreciation and amortization	$13,133	$19,051	$21,637	$24,968	$40,688
Plus: Share-based compensation expense	$645	$2,752	$3,804	$1,236	$6,556

Adjusted EBITDA	$21,621	$31,941	$33,837	$41,237	$65,778

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)

Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average Capital Base = Average of (Interest bearing debt + stockholders’ equity) = Average of (Total assets – accounts payables and accrued expenses – deferred revenues – other non-current liabilities)

We believe that ROC is an important metric for investors in evaluating a company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. See our ROC reconciliation to return on assets below.

ROC decreased from 18.1% for the six months ended June 30, 2007 to 8.9% for the six months ended June 30, 2008. This decrease was due to an increase in income from operations and a proportionately larger increase in the average capital base over the same time period. Included in the average capital base for the six months ended June 30, 2008 are capital expenditures related to our new corporate headquarter facilities and data centers that are in the process of being built out. Return on assets decreased from 11.3% to 5.4% for the six months ended June 30, 2007 and 2008, respectively. For the quarter ended June 30, 2008, ROC was 7.6% and return on assets was 4.4%.

	Three Months Ended			Six Months Ended June 30,
(In thousands, except financial metrics)	June 30, 2007	March 31, 2008	June 30, 2008	2007	2008
	(Unaudited)			(Unaudited)
Income from operations	$7,843	10,138	$8,396	$15,033	$18,534
Effective tax rate	34.1%	39.9%	37.9%	36.2%	39.1%

Net operating profit after tax (NOPAT)	$5,169	$6,093	$5,214	$9,591	$11,287

Net income	$4,812	$5,442	$4,182	$8,984	$9,624

Average total assets	$172,399	$328,567	$381,815	$159,260	$355,148
Less: Average accounts payable and accrued expenses	$(43,645)	$(71,071)	$(76,494)	$(38,683)	$(73,358)
Less: Average deferred revenues (current and non-current)	$(11,691)	$(18,684)	$(19,762)	$(11,101)	$(19,155)
Less: Average other non-current liabilities	$(2,761)	$(9,200)	$(9,624)	$(3,337)	$(9,236)

Average capital base	$114,302	$229,612	$275,935	$106,139	$253,399

Return on assets (Net income/Average total assets)	11.2%	6.6%	4.4%	11.3%	5.4%
Return on capital (NOPAT/Average capital base)	18.1%	10.6%	7.6%	18.1%	8.9%

Contact:

Karl Pichler

Investor Relations

210.312.7291

ir@rackspace.com

Annalie Drusch

Media Relations

210.312.7290

media@rackspace.com

Erin Becker / Ashley Zandy

Brunswick Group

415.293.8461